UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011

ATLAS CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-144645	20-5549779
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

2234 N. Federal Highway, Suite 330, Florida 33431
(Address of Principal Executive Offices)

(561) 488-7623
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Agreement

On May 10, 2011, Atlas Capital Holdings, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Atlas Capital Merger Subsidiary, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Clean Energy Pathways, Inc. (“CEP”). Pursuant to the Merger Agreement, the Company will acquire all of the outstanding shares of CEP and the Merger Sub will merge with and into CEP, with CEP surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, upon completion of the merger all outstanding CEP common shares will be cancelled and converted into the right to receive two (2) shares of the Company’s common stock for every one share of CEP’s common stock then held, and all outstanding CEP preferred shares will be cancelled and converted into shares of the Company’s preferred stock having 54% of the Company’s voting power.  Upon completion of the merger the equity holders of CEP to hold a majority of the issued and outstanding stock and voting power of the Company.

The closing of the merger is subject to, among other items, (i) the registration of the common and preferred stock to be issued by the Company to the stockholders of CEP, (ii) the approval of the transaction by the stockholders of CEP, and (iii) the authorization of an amendment to the Company’s certificate of incorporation by vote of the Company’s shareholders to authorize preferred stock for issuance in the merger.

Cautionary Statements

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Merger Sub or CEP. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specific dates and were made only for purposes of the Merger Agreement. Such representations and warranties are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed between the parties, including being qualified by information contained in the disclosure materials exchanged between the parties in connection with the execution of the Merger Agreement and the completion of the Merger. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as a characterization of the actual state of facts about any of the parties thereto. None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after closing of the Merger.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as defined by the SEC. All statements, other than statements of historical fact, included herein that reference activities, events or developments that the Company, Merger Sub or CEP expect, believe or anticipate will or may occur in the future, including anticipated benefits and other aspects of the proposed Merger, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by equity holders, the possibility that the anticipated benefits from the proposed Merger cannot be fully realized, the possibility that costs or difficulties relating to integration of the two companies will be greater than expected, the impact of competition and certain other risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, neither the Company, Merger Sub nor CEP intends to update or revise its forward-looking statements, whether as a result of new information, further events or otherwise.

Item 8.01 Other Events.

On May 10, 2011, Atlas Capital Holdings, Inc., and Clean Energy Pathways, Inc. issued a joint press release relating to the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as forward-looking statements that are subject to the cautionary statements about forward-looking statements set forth in the press release.

The information under the caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated as of May 10, 2011, by and among the Company, Atlas Capital Merger Subsidiary, Inc., and Clean Energy Pathways, Inc.

99.1	Press release issued by Atlas Capital Holdings, Inc., on May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS CAPITAL HOLDINGS, INC.
Registrant

Dated: May 16, 2011	/s/ Christopher K. Davies
Christopher K. Davies, President